UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_]  Confidential, For Use of the
     Commission Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[_]  Soliciting Material Under Rule
     14a-12

--------------------------------------------------------------------------------
                          GENERAL MARITIME CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
--------------------------------------------------------------------------------
Payment of Filing Fee (Check the appropriate box):
--------------------------------------------------------------------------------
[X]   No fee required.
--------------------------------------------------------------------------------
[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
--------------------------------------------------------------------------------
1)    Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
2)    Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
4)    Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
5)    Total fee paid:
--------------------------------------------------------------------------------
[_]   Fee paid previously with preliminary materials:
--------------------------------------------------------------------------------
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
      1)    Amount previously paid:
--------------------------------------------------------------------------------
      2)    Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
      3)    Filing Party:
--------------------------------------------------------------------------------
      4)    Date Filed:
--------------------------------------------------------------------------------


In connection with our Annual Meeting of Shareholders to be held on May 26, 2005, General Maritime Corporation sent the following information today to a shareholder. Such information outlines recommendations that our senior management will make to our Compensation Committee and our Board of Directors regarding our 2001 Stock Incentive Plan. A copy of the Plan, as currently proposed for approval at our Annual Meeting, can be found by reference to Appendix I to our 2005 Proxy Statement filed on April 29, 2005 (Commission File No. 001-16531).

------------------------------------------------------------------------------

The management of General Maritime Corporation will recommend to the Company's Compensation Committee at its next meeting and to its Board of Directors thereafter that the Board amend the Company's 2001 Stock Incentive Plan to embody the following policies:

1. Grants of non-qualified options under the Plan will not be made at an exercise price of less than fair market value at the time of grant.

2. Grants of restricted stock will not vest in full before three years after the date of grant. Grants may begin to vest before that period. Our general practice is to make grants for a period three years or longer and to vest the grants no more quickly than in pro rata portions from the first anniversary of grant or the date of grant. The Company does plan to make grants in lieu of director fees to non-management directors on an annual basis. Given that directors have staggered terms, it is expected that these grants will vest at the time of the next succeeding annual meeting. However, shares subject to these grants made in a given year will not exceed three percent of the shares available for grant after adoption of the currently proposed amendment. In connection with hiring new employees, we may also grant restricted stock that vests more quickly than our normal practice. However, it is our policy that grants to new employees, together with grants to non-management directors, would not exceed the maximum annual grant amount for non-management directors as described above.

3. The Company will not modify outstanding awards under Section 3.1(c) of the Plan to make them more favorable to the recipient except in connection with a change of control of the Company, the recipient's death, disability, or termination of employment or other relationship with the Company, error or ambiguity in the award documents, or similar circumstances.